                                                            Exhibit 10.10

                                   LEASE

                       (NONRESIDENTIAL - SHORT FORM)
             CALIFORNIA REAL ESTATE ASSOCIATION STANDARD FORM
            THIS IS INTENDED TO BE A LEGALLY BINDING AGREEMENT
                          - READ IT CAREFULLY -


                                                     Sunnyvale, California
                                                     June 12, 1998


A.   Bogomilsky Lessor, and TestDesign Corporation Lessee, agree as follows:

     1. Lessor leases to lessee and lessee hires from Lessor those premises described as: 542 Lakeside Drive, Suites #l,2c,4,5,6,7,8 and 550 Lakeside Drive, Suite #7 together with the following furniture and fixtures: None.

     2. It is by mutual agreement between Lessor and Lessee that the above referenced lease shall be for a period of seventeen (17) months, to commence August 1, 1998 and expire December 31, 1999.

     3. Lessee is to pay rent as follows: $11,958.00 per month. (Eleven Thousand Nine Hundred And Fifty-Eight Dollars.) The rent shall be paid at 542 Lakeside Drive, #2A, Sunnyvale, or at any address designated by the lessor in writing.

     4. Lessor shall retain Lessee's existing security deposit of $1,008.00. Said deposit will be returned to to Lessee by Lessor or his successors upon full performance of the terms of this lease.

     5. Lessee agrees to pay for all utilities except for water and garbage removal which shall be paid by Lessor.

     6. Lessee and Lessor shall provide each other with at least ninety (90) days written notice prior to the end of the lease term of its intention to vacate the above described premises or not renew the lease beyond the end of the lease extension, as the case may be.

     7. Lessee has examined the premises and all furniture and fixtures contained therein, and accepts the same as being clean and in good order, condition and repair.

     8. The premises are rented for use only as minor electronic parts assembly and offices.

     9. Lessee shall not disturb, annoy, endanger or inconvenience other tenants of the building or neighbors, nor use the premises for any immoral or unlawful purposes, nor violate any law or ordinance, nor commit waste or nuisance upon or about the premises.

     10. Lessee shall keep the premises rented for his exclusive use in good order and condition and pay for any repairs caused by his negligence or misuse or that of his invitees. Lessor shall maintain any other parts of the property and pay for repairs not caused by negligence or misuse by Lessee or Lessee's invitees.

     11. Lessee intends to install an exhaust system in the premises, which will require alterations to the roof membrane to install an exhaust vent. Lessee shall submit plans and the name of its proposed contractor to lessor for approval prior to commencement of the installation and roof alterations. Lessee shall be responsible for any damages caused by making such alterations to the roof. At the end of the lease term, at Lessor's request, Lessee shall, at Lessee's expense, remove the exhaust system from the premises and repair and return the roof to its condition when the alterations were made, reasonable wear and tear since then excepted.

     12. Lessee shall not paint or make alterations of the premises without Lessor's prior written consent, except suites 1,2c,4,5,6 may be painted and carpeted at Lessee's expense at any time during Lessee's occupancy.

     13. This lease will terminate if the premises become uninhabitable because of dilapidation, condemnation, fire or other casualty for more than 30 days. Rent will be reduced proportionately if the premises are uninhabitable for any shorter period.

     14. With Lessee's permission, which shall not be unreasonably withheld, Lessor or his agent shall be permitted to enter to inspect, to make repairs, and to show the premises to prospective tenants or purchasers. In an emergency, Landlord or his agent may enter the premises without securing prior permission from Tenant, but shall give Tenant notice of such entry immediately thereafter.

     15. Lessee shall not let or sublet all or any part of the premises nor assign this lease or any interest in it without the prior written consent of Lessor. Lessor's consent thereto shall not be unreasonably withheld.

     16. If Lessee abandons or vacates the premises, Lessor may at his option terminate this lease, re-enter the premises and remove all property.

     17. The prevailing party may recover from the other party his costs and attorney fees of any action brought by either party to enforce any terms of this lease or recover possession of the premises.

     18. Either party may terminate this lease in the event of a violation of any provision of this lease by the other party.

     19. Time is of the essence. The waiver by either party of any breach shall be construed to be a continuing waiver of any subsequent breach.


Lessor:                                     Lessee:

A. BOGOMILSKY                               TESTDESIGN CORPORATION
BY:                                         BY:


/s/ A. Bogomilsky                           /s/ Douglas Smith
----------------------------------------    ----------------------------------
A. Bogomilsky, Owner                        Douglas Smith, President